UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2021

YASHENG GROUP

(Exact name of registrant as specified in its charter)

Colorado	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address: 21 YanXing Rd. Yasheng Mansion 10-15,
Changguan District, Lanzhou, P. R. C.	730000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

Tel : 5108604685

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2021, Yasheng Group., a California corporation (“HERB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among itself and its wholly owned subsidiary, Yasheng Group, a Colorado corporation wherein Yasheng Group merged into its wholly owned subsidiary changing home state of jurisdiction of Yasheng Group from California to Colorado. No other changes to corporation occurred leaving the same management, authorized capital and issued and outstanding shares. No actions are required to be taken by shareholders as result of this change in venue. The change in domicile became effective June 21 2021 witnessed in the attached exhibit entitled “Statement of Merger.”

Section 8 – Other Events

Item 8.01 Other Events.

On August 26, 2021, the Board of Directors of Rouge Mountain Mining Group Corp (Rouge) resolved to spin-off of its wholly owned subsidiary, Equity Art Corp Ltd. (EQRTF) to the shareholders of Rouge’s parent company, YaSheng Group (HERB).

Rouge will spin-off 100% of EQRTF pro rata, which equates to 157,165,783 million shares of EQRTF common stock to its parent’s shareholders as a dividend, based upon their holdings of HERB common stock on the record date. Shareholders will receive one share of EQRTF common stock for every one share of HERB common stock that they hold on the record date, which is September 15, 2021. The dividend will be payable on or around September 28, 2021 subject to publication by FINRA of this event.

Rouge Mountain has been a wholly owned subsidiary of HERB for more than 2 years, and Equity Art has been a wholly owned subsidiary of Rouge Mountain for more than 2 years, so the dividend will be sent out unrestricted and therefore exempt from registration. Together with the dividend certificates, disclosure documentation will be included pursuant to SEC Rule 15c2-11.

This same proposed distribution was originally set for a May 15 2021 record date, however, it came to Equity Art’s attention on August 25 2021 that DTCC will not process this distribution without FINRA’s publication of relevant details resulting in the new record date being set with FINRA being timely noticed of this new record date.

Exhibit No.	Description

10.1	Statement of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YaSheng Group

August 26, 2021	By:	/s/ Huirong Zhang
	Name:	Huirong zhang
	Title:	Vice President

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